EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 8, 1997, which appears on page 17 of the 1997 Annual Report to Shareholders of Baldwin Technology Company, Inc. on Form 10-K for the year ended June 30, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 46 of such Annual Report on Form 10-K.

/s/
Price Waterhouse LLP

Stamford, CT
January 13, 1998